EXHIBIT 10.33

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                  (Depew)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. General Duties of Employer and Executive....................................1

2. Compensation and Benefits...................................................1

3. Preservation of Business; Fiduciary Responsibility..........................2

4. Term........................................................................2

5. Termination Other Than by Expiration of the Term............................2

6. Effect of Termination.......................................................3

7. Proprietary Information and Innovations; Noncompetition and
     Nonsolicitation...........................................................4

8. Remedies....................................................................5

9. Return of Employer's Property...............................................5

10. Injunctive Relief..........................................................5

11. Dispute Resolution.........................................................5

12. Miscellaneous..............................................................6

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         This Agreement, dated August 16, 2001 ("Effective Date"), is entered into by and between Litronic Inc., a Delaware corporation ("Employer"), and Richard M. Depew ("Executive").

         In consideration of Executive's employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive intend by this Agreement to specify the terms and conditions of Executive's employment relationship with Employer.

1. GENERAL DUTIES OF EMPLOYER AND EXECUTIVE.

         1.1 Employer agrees to employ Executive and Executive agrees to accept employment by Employer and to serve Employer in an executive capacity upon the terms and conditions set forth herein. Employer hereby employs Executive as the President and Chief Operating Officer of Employer as of the Effective Date, reporting to the co-Chairmen of the Board of Employer (the "Co-Chairs"). Executive's duties and responsibilities shall be those normally assumed by the chief operating officer of a company similarly situated to Employer, as well as such other or additional duties, as may from time-to-time be assigned to Executive by the Co-Chairs. Such other or additional duties shall be consistent with the senior executive functions set forth above.

         1.2 While employed hereunder, Executive shall use his best efforts to obey the lawful directions of the Board. Executive shall also use his best efforts to promote the interests of Employer and to maintain and to promote the reputation of Employer. While employed hereunder, Executive shall devote his time, efforts, skills and attention to the affairs of Employer and faithfully perform his duties and responsibilities hereunder.

         1.3 While this Agreement is in effect, Executive may from time to time engage in any businesses or activities that do not compete directly with Employer, provided that such businesses or activities do not interfere with his performance of his duties. In any event, Executive is permitted to (i) invest his personal assets as a passive investor in such form or manner as Executive may choose in his discretion provided that the enterprise into which he is investing is not competitive with Employer (it is being nevertheless understood that Executive may own 1% or less of the outstanding securities of a publicly traded company, even if it does business competitive with Employer), (ii) participate in various charitable efforts and (iii) serve as a member of the board of directors of other corporations which are not competitors of Employer.

         1.4 Executive shall perform his duties at the corporate office of Employer located in Irvine, California. Executive shall not be relocated to another location more than 20 miles from Irvine, California without his prior written consent.

2. COMPENSATION AND BENEFITS.

         2.1 As compensation for his services to Employer, Employer shall pay to Executive an annual base salary of $175,000, payable in equal semimonthly payments in accordance with Employer's regular payroll policy for salaried employees ("Salary").

         2.2 In addition, Executive shall be entitled to an incentive bonus ("Incentive Bonus"), payable no later than March 31 of each year with respect to the prior calendar year, equal to $100,000 multiplied by a percentage calculated as set forth on Exhibit A. Employer shall pay Executive a prorated Incentive Bonus (the "Prorated Bonus") for any partial calendar year that Executive is employed by Employer, except if this Agreement is terminated for "Due Cause," in which case no Incentive Bonus or Prorated Bonus will be due. The Prorated Bonus shall be based on a fraction, the numerator of which is the number of calendar days during the calendar year during which Executive was employed and the denominator of which is 365.

         2.3 Upon Executive's furnishing to Employer customary and reasonable documentary support (such as receipts or paid bills) evidencing costs and expenses incurred by him in the performance of his services and duties hereunder (including, without limitation, travel and entertainment and cellular telephone expenses) and containing sufficient information to establish the amount, date, place and essential character of the expenditure, Executive shall be reimbursed for such costs and expenses in accordance with Employer's normal expense reimbursement policy.

         2.4 Executive shall receive an automobile an automobile allowance of $500 per month. Executive shall pay all lease or finance payments, maintenance and operating costs (including insurance) for his automobile.

         2.5 As long as this Agreement is in effect, Executive shall be entitled to participate in the medical (including hospitalization), dental, life and disability insurance plans, to the extent offered by Employer, and in amounts consistent with Employer's policy, for other senior executive officers of Employer.

         2.6 Executive shall have the right to participate in any additional compensation, benefit, pension, stock option, stock purchase, 401(k) or other plan or arrangement of Employer now or hereafter existing for the benefit of other senior executive officers of Employer.

         2.7 Executive shall be entitled to such vacation (but in no event less than three weeks per year), holiday and other paid or unpaid leaves of absence consistent with Employer's normal policies for other senior executive officers of Employer or as otherwise approved by the Co-Chairs. Vacation accrual shall be subject to Employer's standard policies regarding maximum accrual of unused vacation time.

         2.8 Executive shall be granted an option to purchase up to 220,000 shares of Employer's Common Stock pursuant to Employer's Amended and Restated 1999 Stock Option Plan ("Plan"). The exercise price of these options shall be the closing price of a share of Employer's Common Stock on the Effective Date as reported by The Nasdaq National Market. 20,000 of the shares shall be vested immediately, and the remaining 200,000 shares shall vest in accordance with Employer's standard vesting schedule.

3. PRESERVATION OF BUSINESS; FIDUCIARY RESPONSIBILITY. Executive shall use his best efforts to preserve the business and organization of Employer and to preserve the business relations of Employer. So long as Executive is employed by Employer, Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

4. TERM. The term of this Agreement shall commence on the Effective Date and shall end on August 31, 2003, subject to earlier termination as set forth in
Section 5.

5. TERMINATION OTHER THAN BY EXPIRATION OF THE TERM. Employer or Executive may terminate Executive's employment under this Agreement at any time, but only on the following terms:

         5.1 Executive may terminate his employment under this Agreement at any time upon at least 90 days' prior written notice to Employer.

         5.2 Employer may terminate Executive's employment under this Agreement at any time for "Due Cause" (as defined in Appendix I attached hereto and incorporated herein by this reference) upon the good faith determination by the Co-Chairs that Due Cause exists for the termination of the employment relationship.

         5.3 If Executive is incapacitated by accident, sickness or otherwise so as to render Executive mentally or physically incapable of performing the services required under Section 1 of this Agreement for a period of 90 consecutive days, Employer may terminate Executive's employment under this Agreement subject to the provisions of Section 6.2.

         5.4 This Agreement shall terminate immediately upon Executive's death, subject to the provisions of Section 6.2.

         5.5 Subject to the provisions of Section 6.3, Employer may terminate Executive's employment under this Agreement at any time for any reason whatsoever, even without Due Cause, by giving a written notice of termination to Executive, in which case the employment relationship shall terminate immediately upon the giving of such notice. If Employer terminates the employment of Executive other than (i) pursuant to Section 5.2 for Due Cause, (ii) due to incapacity pursuant to Section 5.3 or due to Executive's death pursuant to
Section 5.4, or (iii) Executive's "Retirement" (as defined in Appendix I attached hereto and incorporated herein by this reference), then such action by Employer, unless consented to in writing by Executive, shall be deemed to be a constructive termination by Employer of Executive's employment (a "Constructive Termination"), and, in such event, Executive shall be entitled to receive the compensation set forth in Section 6.3.

         5.6 Executive may terminate this Agreement at any time for "Good Reason" (as defined in Appendix I attached hereto and incorporated herein by this reference) and, in such event, shall be entitled to receive the compensation set forth in Section 6.3. If at any time during the term of this Agreement and prior to a "Change in Control" (as defined in Appendix I attached hereto and incorporated herein by this reference), Executive terminates his employment for Good Reason, Executive shall be entitled to maintain all available legal remedies against Employer for breach of this Agreement.

         5.7 Executive may terminate this Agreement upon Executive's Retirement. In such event, Employer shall pay Executive his Salary through his Retirement date and the Prorated Bonus for the calendar year in which Retirement occurs. All other benefits provided to Executive by this Agreement shall terminate on the Retirement date.

6. EFFECT OF TERMINATION.

         6.1 If the employment relationship is terminated (a) by Executive upon 90 days' written notice pursuant to Section 5.1, (b) by Employer for Due Cause pursuant to Section 5.2, or (c) by Executive breaching this Agreement by refusing to continue his employment and failing to give the requisite 90 days' written notice, all compensation and benefits shall cease as of the date of termination, other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Executive that are earned and vested by the date of termination; (ii) Executive's pro rata annual Salary (as in effect as of the date of termination, payable in the manner as prescribed in the first sentence of Section 2.1) through the date of termination; (iii) any stock options which have vested as of the date of termination pursuant to the terms of the Agreement granting such options; and (iv) accrued vacation as required by California law.

         6.2 If Executive's employment relationship is terminated due to Executive's incapacity pursuant to Section 5.3 or due to Executive's death pursuant to Section 5.4, Executive or Executive's estate or legal representative, will be entitled to those benefits that are provided by retirement and benefits plans and programs specifically adopted and approved by Employer for Executive that are earned and vested at the date of termination, and a Prorated Bonus for the calendar year in which incapacity or death occurs.

         6.3 In the event of a Constructive Termination or a termination of this Agreement by Executive for Good Reason, then Employer shall:

                  (a) pay to Executive on the date of termination his Salary in effect as of the date of termination through the end of the month during which such termination occurs plus credit for any vacation earned but not taken;

                  (b) pay to Executive as severance pay in a lump sum, in cash, within 30 days following the date of termination, an amount equal to 50% of Executive's annual Salary in effect as of the date of termination;

                  (c) pay to Executive the Prorated Bonus for the calendar year during which termination occurs;

                  (d) pay to or reimburse Executive any amounts due Executive pursuant to Section 2.4 for a period of six months after the date of termination; and

                  (e) maintain, at Employer's expense, in full force and effect, for Executive's continued benefit, all medical and life insurance to which Executive was entitled immediately prior to the date of termination (or at the election of Executive in the event of a Change in Control, immediately prior to the date of the Change in Control) until the earliest of (i) six months or (ii) the date or dates that Executive's continued participation in Employer's medical and/or life insurance plans, as applicable, is not possible under the terms of such plans (the earliest of (i) and (ii) is referred to herein as the "Benefits Date"). If Employer's medical and/or life insurance plans do not allow Executive's continued participation in such plan or plans, then Employer will pay to Executive, in monthly installments, from the date on which Executive's participation in such medical and/or life insurance, as applicable, is prohibited until the Benefits Date, the monthly premium or premiums which had been payable by Employer with respect to Executive for such discontinued medical and/or life insurance, as applicable.

         6.4 If there is a Change in Control and Executive is subsequently terminated without Due Cause or Executive resigns his employment for Good Reason, then 75% of any unvested options or other rights to acquire securities of Employer, whether granted prior or subsequent to the Effective Date, including, without limitation, 75% of any such unvested options or rights granted pursuant to the Plan, shall immediately vest and become fully exercisable.

7. PROPRIETARY INFORMATION AND INNOVATIONS; NONCOMPETITION AND NONSOLICITATION.

         7.1 Concurrently with the execution of this Agreement, Executive shall also execute, and be bound by, Employer's standard form Employee Innovations and Proprietary Rights Assignment Agreement.

         7.2 During his employment, Executive shall not directly or indirectly engage in any activity that Employer determines in good faith to be in competition with Employer. During his employment and for a period of two years after the date of termination of his employment with Employer ("Termination Date"), Executive shall not, either directly or indirectly, either alone or in concert with others, solicit or entice any employee of or consultant to Employer to leave Employer or to work for anyone in competition with Employer, or solicit, entice or in any way divert any customer or supplier to do business with any business entity in competition with Employer. During his employment, Executive agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with Employer. Upon the termination of employment, Executive shall not accept any employment or engage in any activities where the loyal and complete fulfillment of the duties of the employment or activities would require Executive to reveal Proprietary Information to which he had access or learned during his employment.

         7.3 Upon the termination of Executive's employment, Executive shall deliver to Employer all devices, records, sketches, reports, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, notes, drawings, specifications, tape recordings or other electronic recordings, programs, data and other materials or property of any nature belonging to Employer or pertaining to Executive's work with Employer. Executive shall not take with him, or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing.

         7.4 Executive represents and warrants that his performance of all of the terms and provisions of this Agreement as an executive of Employer does not and will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to his employment by Employer. Executive also represents and warrants that he has not entered into, and covenants that he will not enter into, any agreement, either written or oral, in conflict herewith.

         7.5 Executive represents and warrants to and covenants with Employer that he has not brought and will not bring with him to Employer, or use in his employment with Employer, any materials or documents of a former employer (which term, for purposes of this Section 7, shall also include persons, firms, corporations and other entities for which Executive has acted as an independent contractor or consultant), which are not generally available to the public, unless he has obtained express written authorization from any such former employer for their possession and use. Executive also understands that, in his service to Employer, he is not to breach any obligation of confidentiality that he has to former employers, and he shall fulfill all such obligations during his employment hereunder.

         7.6 The terms and conditions of this Agreement shall apply to any period, if any, during which Executive performs services for Employer as a consultant or independent contractor, as well as any time during which he is employed directly by Employer. Upon the termination of employment, Executive agrees to sign and deliver the "Termination Certificate" attached hereto as Exhibit B. Executive's failure to sign such Termination Certificate, however, shall not affect his obligations under this Agreement.

8. REMEDIES. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 7 (including any breach of the Employee Confidential Information and Inventions Agreement), Employer shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer, and (ii) the right to require Executive to account for and pay over to Employer all compensation or profits derived or received by Executive as a result of any breach of any of the provisions of such Section 7, and Executive hereby agrees to account for and pay over such compensation or profits to Employer. The invalidity or unenforceability of all or any portion of Section 7 shall not affect the validity or enforceability of any other provision or portion hereof or thereof, and if any provision or portion of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, then each such provision or portion shall be enforced and validated to the full extent permitted by law.

9. RETURN OF EMPLOYER'S PROPERTY. Upon the termination of this Agreement or whenever requested by Employer, Executive shall immediately deliver to Employer all property in his possession or under his control belonging to Employer, in good condition, ordinary wear and tear excepted.

10. INJUNCTIVE RELIEF. Executive acknowledges that the breach, or threatened breach, by Executive of the provisions of this Agreement shall cause irreparable harm to Employer, which harm cannot be fully redressed by the payment of damages to Employer. Accordingly, Employer shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek an injunction or restraining Executive from any violation or threatened violation of this Agreement.

11. DISPUTE RESOLUTION. All claims, disputes and other matters in controversy ("dispute") arising, directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section 11.

         11.1 Neither party shall commence an arbitration proceeding pursuant to the provisions of Section 11.2 unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the American Arbitration Association Commercial Mediation Rules in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within 20 days after delivery of the Dispute Notice, the mediator will be selected by the American Arbitration Association. If the dispute has not been resolved by mediation within 60 days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Section 11.2.

         11.2 Any dispute that is not settled by mediation as provided in
Section 11.1 shall be resolved by arbitration before a single arbitrator appointed by the American Arbitration Association or its successor in Irvine, California. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor then in effect, and the pertinent provisions of the laws of the State of California relating to arbitration. The decision of the arbitrator may be entered as a final judgment in any court of the State of California or elsewhere. The prevailing party in any such arbitration shall also be entitled to recover reasonable attorneys', accountants' and experts' fees and costs of suit in addition to any other relief awarded such prevailing party.

12. MISCELLANEOUS.

         12.1 If any provisions contained in this Agreement is for any reason held to be totally invalid or unenforceable, such provision will be fully severable, and in lieu of such invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in terms as may be valid and enforceable.

         12.2 All notices and other communications required or permitted hereunder or necessary or convenience in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested or hand delivered, as follows (provided that notice of change of address shall be deemed given only when received):

         If to Employer:            Litronic Inc.
                                    17861 Cartwright Road
                                    Irvine, CA  92614
                                    Attn: Chairman of the Board

         If to Executive:           Richard M. Depew
                                    2563 Shadow Mountain Drive
                                    San Ramon, CA 94583

or to such other names or addresses as Employer or Executive, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 12.2.

         12.3 This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and Executive, his heirs, executors, administrators, representatives, legatees and permitted assigns. Executive agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer. If Executive should die while any amounts are due to him pursuant to this Agreement, all such amounts shall be paid to Executive's devisee, legatee or other designee, or if there be no such designee, to Executive's estate. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by Agreement in form and substance satisfactory to Executive and his legal counsel, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform each of them if no such succession or assignment had taken place. Any failure of Employer to obtain such Agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle Executive to terminate Executive's employment for Good Reason. As used in this Agreement, "Employer" means Employer as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement Executive is employed by any corporation a majority of the voting securities of which is then owned by Employer, "Employer" as used in this Agreement shall in addition include such Employer. In such event, Employer agrees that it shall pay or shall cause such Employer to pay any amounts owed to Executive pursuant to this Agreement.

         12.4 This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or Agreement made by any employee, officer, or representative of Employer or by any written Agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute such document.

         12.5 The laws of the State of California will govern the interpretation, validity and effect of this Agreement without regard to principles of conflicts of law, the place of execution or the place for performance thereof. Employer and Executive agree that the state and federal courts situated in Orange County, California shall have personal jurisdiction over Employer and Executive to hear all disputes arising under this Agreement. This Agreement is to be performed in Orange County, California, and Employer and Executive agree that venue is proper with the state or federal courts in that county.

         12.6 Executive and Employer shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

         12.7 The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement.

         12.9 Executive acknowledges that Executive has had the opportunity to read this Agreement and discuss it with advisors and legal counsel, if Executive has so chosen. Executive also acknowledges the importance of this Agreement and that Employer is relying on this Agreement in entering into an employment relationship with Executive.

         The undersigned have executed this Agreement on the date first written above.

EMPLOYER:                                   LITRONIC INC.

                                            By: /s/ Kris Shah
                                                --------------------------------
                                                Kris Shah, Chairman of the Board
                                                and Chief Executive Officer

EXECUTIVE:                                      /s/ Richard M. Depew
                                                --------------------------------
                                                Richard M. Depew

                                   APPENDIX I

                             ADDITIONAL DEFINITIONS
                             ----------------------

         For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

         CHANGE IN CONTROL. A "Change in Control" of Employer shall be deemed to have occurred if: (1) any person (including a "person" as such terms is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than persons controlling (as defined in Rule 405 under the Securities Act of 1933 ("Rule 405")), Employer immediately after the closing of the proposed merger between Employer and BIZ Interactive Zone, Inc. (or, if that merger does not occur, as of the Effective Date of this Agreement) (except that no person shall be deemed to control Company under Rule 405 merely due to their position as an officer or director of Company), (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting securities of Employer, or (B) succeeds to the control of all or substantially all of the business or assets of Employer through merger, transfer of assets, reorganization, or other event; or
(2) individuals who as of the Effective Date constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the stockholders of Employer, of each new Board member was approved by a majority of the Board members then still in office who were Board members as of the Effective Date.

         DUE CAUSE. The term "Due Cause" as used in this Agreement means any of the following events:

                  (a) any intentional misapplication by Executive of Employer's funds, or any other act of dishonesty injurious to Employer committed by Executive; or

                  (b) Executive's conviction of a felony involving moral turpitude; or

                  (c) Executive's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Co-Chairs reasonably determine renders Executive unfit to serve in his capacity as a senior executive of Employer; or

                  (d) Executive's persistent and material breach, nonperformance or nonobservance of any of the terms of this Agreement, including but not limited to Executive's failure to adequately perform his duties. Notwithstanding anything in the foregoing subsections (c) or (d) to the contrary, Employer shall not terminate Executive unless the Co-Chairs first notify Executive as to how his performance hereunder is not satisfactory and Executive is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the Board to Executive during such counseling session. A determination of whether Executive has satisfactorily remedied such unsatisfactory performance shall be promptly made by the Co-Chairs at the end of the period provided to Executive for such remedy and such determination shall be final.

         GOOD REASON. The term "Good Reason" as used in this Agreement means any of the following:

                  (a) the assignment to Executive by the Co-Chairs of duties substantially inconsistent with Executive's position, duties, responsibilities or status with Employer; a substantial change in Executive's titles or offices; any removal of Executive from or any failure to reelect Executive to any of his positions as an officer, except in connection with the termination of his employment for disability, Retirement, Executive's death or by Executive other than for Good Reason;

                  (b) any reduction by Employer in Executive's base Salary as in effect on the date hereof;

                  (c) any action by Employer which would violate the provisions of Section 1.4 of this Agreement;

                  (d) any failure by Employer to pay Executive amounts due or benefits to be provided pursuant to Section 2 of this Agreement;

                  (e) any failure by Employer to provide Executive with the number of paid vacation days to which Executive is entitled;

                  (f) a failure by Employer to comply with any material provision of this Agreement which has not been cured within 30 days after notice of such noncompliance has been given by Executive to Employer, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Employer within such 30 day period; or

                  (g) If Employer avails itself of, or is subjected by any third party to, a proceeding in bankruptcy in which Employer is the named debtor, an assignment by Employer for the benefit of its creditors, the appointment of a receiver for Employer, or any other proceeding involving insolvency or the protection of or from creditors and the same has not been discharged or terminated within 90 days;

         RETIREMENT. The term "Retirement" as used in this Agreement shall mean termination by Executive of Executive's employment based on Executive's having reached age 65.

                                    EXHIBIT A

                                BONUS CALCULATION
                                -----------------

Immediately following the execution of the attached Executive Employment Agreement, and during January of each year that this Agreement is in effect, Executive and the Co-Chairs shall meet and agree on performance goals for Employer for that year in three categories: stock price, total revenues and net income before taxes (the agreed upon amounts being referred to as the "Targets"). The stock price goal will be worth 10% of the Incentive Bonus, the total revenues goal shall be worth 30% of the Incentive Bonus and the net income before taxes goal shall be worth 60% of the Incentive Bonus.

The stock price portion of the Incentive Bonus is "all or nothing." In order to earn the stock price portion of the Incentive Bonus, the closing price of a share of Employer's Common Stock as reported by Nasdaq (or other national exchange on which Employer's Common Stock is traded) must equal or exceed the agreed upon Target price for ten or more consecutive trading days during the fourth quarter of the calendar year in question. If it does not, 10% of the Incentive Bonus for that year will be deemed not to have been earned.

The total revenues portion of the Incentive Bonus may be wholly or partially earned. If Employer's total revenues for the calendar year in question, as reported on Employer's Form 10-K for that year as filed with the SEC, equal or exceed the agreed upon Target, 30% of the Incentive Bonus will be earned. If Employer's total revenues as described above are less than the Target, but at least 90% of the Target, 15% of the Incentive Bonus will be earned. If Employer's total revenues as described above are less than 90% of the Target, but at least 80% of the Target, 7.5% of the Incentive Bonus will be earned.

The net income before taxes portion of the Incentive Bonus may also be wholly or partially earned. If Employer's net income before taxes for the calendar year in question, as reported on Employer's Form 10-K for that year as filed with the SEC, equal or exceed the agreed upon Target, 60% of the Incentive Bonus will be earned. If Employer's net income before taxes as described above are less than the Target, but at least 90% of the Target, 30% of the Incentive Bonus will be earned. If Employer's net income before taxes as described above are less than 90% of the Target, but at least 80% of the Target, 15% of the Incentive Bonus will be earned.

                                    EXHIBIT B

         I certify as follows:

         1. When I signed the attached Executive Employment Agreement (the "Agreement"), I read and understood the terms of the Agreement.

         2. I hereby acknowledge that I have fully complied with the terms of the Agreement, including, without limitation, the disclosure and assignment to SSP Solutions, Inc. ("Employer") of any Inventions covered by that Agreement, and the return of any documents and other materials or any nature relating to my employment with Employer.

         3. I hereby acknowledge and agree to comply with my continuing obligations under this Agreement, including, without limitation, my obligations not to use for personal benefit or to disclose to others an Proprietary Information of Employer.

         4. I understand and acknowledge that should I fail to comply with my obligations under the Agreement, Employer shall have the right to obtain an injunction against me, including, without limitation, an injunction prohibiting me from disclosing Proprietary Information to a third party.

Dated as of _________________
                                             ________/S/________________________
                                             Signature of Executive

                                             Richard M. Depew
                                             -----------------------------------
                                             Print Name